Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

CPG INTERNATIONAL I INC. (1)

(Exact name of obligor as specified in its charter)

Delaware	20-2656352
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

801 Corey Street
Scranton, PA	18505
(Address of principal executive offices)	(Zip code)

Senior Floating Rate Notes due 2012

10 ½% Senior Notes due 2013

(Title of the indenture securities)

(1) See Table 1 — List of additional obligors

TABLE 1

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
CPG INTERNATIONAL INC.	Delaware	20-2779385
SCRANTON PRODUCTS INC.	Delaware	23-3070648
AZEK BUILDING PRODUCTS INC.	Delaware	23-3070649
SANTANA PRODUCTS INC.	Delaware	32-0031532
CPG SUB I CORPORATION	Delaware	20-4445405
VYCOM CORP.	Delaware	20-4445460
SANATEC SUB I CORPORATION	Delaware	20-4445529
PROCELL DECKING INC.	Delaware	20-4445582

(1)           The address for each of the additional registrant guarantors is c/o CPG International I Inc., 801 Corey Street, Scranton, PA 18505.

Item 1.    General Information.  Furnish the following information as to the trustee:

(a)                                  Name and address of each examining or supervising authority to which it is subject.

                                                Comptroller of the Currency

                                                Treasury Department

                                                Washington, D.C.

                                                Federal Deposit Insurance Corporation

                                                Washington, D.C.

                                                Federal Reserve Bank of San Francisco

                                                San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

                                                The trustee is authorized to exercise corporate trust powers.

Item 2.             Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

                                                                None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.   Not applicable.

Item 16.  List of Exhibits.              List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                                A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                                                A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary                 Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.                                                See Exhibit 2

Exhibit 4.                                                Copy of By-laws of the trustee as now in effect.***

Exhibit 5.                                                Not applicable.

Exhibit 6.                                                The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                                A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                                Not applicable.

Exhibit 9.                                                Not applicable.

*      Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**   Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 27th day of April 2009.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/S/ Martin G. Reed
Martin G. Reed
Vice President

EXHIBIT 6

April 27, 2009

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/S/ Martin G. Reed
Martin G. Reed
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2008, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$11,932
Interest-bearing balances		15,623
Securities:
Held-to-maturity securities		0
Available-for-sale securities		73,363
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		19,749
Securities purchased under agreements to resell		1,513
Loans and lease financing receivables:
Loans and leases held for sale		13,140
Loans and leases, net of unearned income	335,209
LESS: Allowance for loan and lease losses	8,273
Loans and leases, net of unearned income and allowance		326,936
Trading Assets		11,366
Premises and fixed assets (including capitalized leases)		4,347
Other real estate owned		1,031
Investments in unconsolidated subsidiaries and associated companies		427
Intangible assets
Goodwill		11,371
Other intangible assets		15,449
Other assets		32,711
Total assets		$538,958

LIABILITIES
Deposits:
In domestic offices		$308,404
Noninterest-bearing	75,417
Interest-bearing	232,987
In foreign offices, Edge and Agreement subsidiaries, and IBFs		38,446
Noninterest-bearing	991
Interest-bearing	37,455
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		45,153
Securities sold under agreements to repurchase		28,427

Dollar Amounts
In Millions
Trading liabilities	7,240
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	43,555
Subordinated notes and debentures	12,971
Other liabilities	12,957
Total liabilities	$497,153

Minority interest in consolidated subsidiaries	154

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	28,659
Retained earnings	16,644
Accumulated other comprehensive income	(4,172)
Other equity capital components	0
Total equity capital	41,651
Total liabilities, minority interest, and equity capital	$538,958

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt
John Stumpf	Directors
Carrie Tolstedt